Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333- 205024 and No. 333-262857) and Form S-3 (No. 333-238803) of Paramount Gold Nevada Corp. (the “Company”) of our report dated September 17, 2021, on the consolidated financial statements of the Company, which appears in this Form 10-K.

Yours truly,

/s/ MNP LLP

Chartered Professional Accountants October 13, 2022

Vancouver, Canada